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                                                                    EXHIBIT 23.2

                   CONSENT OF H.J. GRUY AND ASSOCIATES, INC.


  We hereby consent to the use of the name H.J. Gruy and Associates, Inc. and of references to H.J. Gruy And Associates, Inc. and to the inclusion of and references to our report dated February 16, 2000, prepared for Torch Energy Advisors Incorporated in the Torch Energy Royalty Trust Annual report on
Form 10-K for the year ended December 31, 1999.

                                       H.J. GRUY AND ASSOCIATES, INC.



                                       By:  /s/ H.J. Gruy and Associates, Inc.
                                            ----------------------------------


Houston, Texas
March 28, 2000